UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2012

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 26, 2012, the NASDAQ Stock Market announced that it will delist the common stock of eDiets.com, Inc. (the “Company”). The Company’s common stock was suspended on December 2, 2011, and has not traded on NASDAQ since that time. NASDAQ announced that it intends to file a Form 25 with the Securities and Exchange Commission to complete the delisting. The delisting is expected to become effective ten days after the Form 25 is filed.

The Company’s common stock is currently traded on the OTCBB market under the symbol “DIET”. The NASDAQ delisting will not affect the eligibility of the Company’s common stock to trade on the OTCBB market.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

By:	/s/ Kevin N. McGrath
Kevin N. McGrath
Chief Executive Officer and President

Date: January 27, 2012